VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

(Amounts in thousands, except per share data)

                                                                               THREE MONTHS ENDED MARCH 31,
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                                                                                1997                 1996
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
Net Income                                                                   $     228            $   2,621
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Weighted average number of common shares outstanding                            40,824               41,313

Adjustments necessary to reflect weighted average number
  of common shares outstanding on a fully diluted basis                             57                1,057
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                                                                                40,881               42,370
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Fully diluted earnings per share                                              $    0.01           $     0.06
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